UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 6, 2001

Commission file number 0-18516

ARTESIAN RESOURCES CORPORATION

(exact name of registrant as specified in its charter)

State or other jurisdiction of incorporation or organization: Delaware

I.R.S. Employer Identification Number: 51-0002090

Address of principal executive offices: 664 Churchmans Road, Newark, Delaware Zip Code: 19702

Registrant's telephone number, including area code: (302) 453-6900

ARTESIAN RESOURCES CORPORATION

Item 5 Other Events

On June 6, 2001, Artesian Water entered into a Settlement agreement with Staff of the Delaware Public Service Commission ("Staff") and the Division of the Public Advocate ("DPA"). The terms of the Settlement Agreement are subject to approval by the Delaware Public Service Commission ("DPSC"). The initial application was filed on December 5, 2000, with the DPSC to implement new rates to meet a requested increase in revenue of 22.57%, or approximately 6.4% million on an annualized basis. The parties' stipulated agreement provides for an additional $3.7 million in annualized revenues and an allowed return on equity of 10.5%. The Settlement agreement was submitted to the Hearing Examiner on June 6, 2001, for review and recommendation prior to the submission of the agreement to the DPSC.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

6/08/01        /s/Dian C. Taylor

Dian C. Taylor

President, CEO, and Chair of the Board

Artesian Resources Corporation and Subsidiaries

6/08/01        /s/David B. Spacht

David B. Spacht

Vice President, Chief Financial Officer, and Treasurer

Artesian Resources Corporation and Subsidiaries

Form 8K